UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2017

ILG, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.    Other Events.

On September 22, 2017, subsidiaries of ILG, Inc. completed a securitization transaction involving the issuance of $325 million of asset-backed notes (the “Notes”). VSE 2017-A VOI Mortgage LLC, an indirect wholly-owned subsidiary of Vistana Signature Experiences, Inc. (“Vistana”) issued these notes in three tranches: $240 million of Class A notes rated AAA/AAA with an interest rate of 2.33%; $59 million of Class B notes rated A/A with an interest rate of 2.63%; and $26 million of Class C notes rated BBB/BBB with an interest rate of 2.93%. The notes are backed by vacation ownership loans from both Vistana Signature Experiences and Hyatt Vacation Ownership and had an overall weighted average coupon of 2.43%. The advance rate for this transaction was approximately 97%.

Of the $325 million in proceeds from the transaction, $65 million will be held in escrow to purchase additional vacation ownership loans, including the redemption of the outstanding balance on Vistana’s 2011 securitization or, if not used for said purpose, returned to the investors. VSE 2017-A VOI Mortgage LLC retains a subordinated residual interest in the trust that holds the underlying vacation ownership loans. The remainder of the proceeds will be used to pay transaction expenses, fund required reserves, pay down a portion of the borrowings outstanding under ILG’s $600 million revolving credit facility and for general corporate purposes. ILG has accounted for the securitization as a secured borrowing and therefore will not recognize a gain or loss in the third quarter of 2017 as a result of this transaction.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent a registration or an applicable exemption from registration. A copy of ILG’s press release announcing the issuance of the Notes is attached as Exhibit 99.1 to this report.

ITEM 9.01.    Financial Statements and Exhibits.

(d)           Exhibits to this Form 8-K

Exhibit No.	Description
99.1	Press Release dated September 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILG, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President, General Counsel
and Secretary

Date:  September 22, 2017